EXHIBIT 10.1

EQUITY AND DEBT RESTRUCTURE AGREEMENT

This Equity and Debt Restructure Agreement (“Agreement”), effective this 2_9_day of June, 2018, is made by and between Diego Pellicer Worldwide, Inc., a Delaware corporation, having its principal offices located at 9030 Seward Park Ave., Seattle, Washington 98118 (the “Company”), Chester Aldridge, having an address at C/O US Equity Holdings, 336 Bon Air Center #418, Greenbrae, California 94904 (“Investor Aldridge”) and 0851229 BC Ltd., having an address C/O US Equity Holdings, 336 Bon Air Center #418, Greenbrae, California 94904 (the “BC Investor”), with each sometimes referred to as a “Party” and together as the “Parties”.

B A C K G R O U N D:

WHEREAS, the Company issued its Amended and Restated First Priority Secured Convertible Promissory Note, dated April 10, 2017, in the principal amount of $1,606,485.94, to the investor, 0851229 BC Ltd (the “BC Note” and the “BC Investor”, respectively); the BC Investor converted the BC Note on September 21, 2017, into 41,966,694 restricted Company common shares (the “BC Converted Shares”);

WHEREAS, the Company issued its Amended and Restated First Priority Secured Convertible Promissory Note, dated April 10, 2017, in the principal amount of $517,190.38, to Chester Aldridge (the “Aldridge Note” and “Investor Aldridge”, respectively); Investor Aldridge converted the Aldridge Note on September 21, 2017, into 13,515,174 restricted Company common shares (the “Aldridge Converted Shares”);

WHEREAS, to secure the repayment of the indebtedness represented by the BC Note and the Aldridge Note, the Company executed and delivered to the BC Investor and Investor Aldridge its Second Amended and Restated Security Agreement, dated April 10, 2017, providing a first priority security interest in all of the Company’s assets to the BC Investor and Investor Aldridge (the “Security Agreement”);

WHEREAS, following discussions between the Parties it was determined that it was in their respective best interests to rescind the conversions of the BC Note and the Aldridge Note by returning the BC Converted Shares and the Aldridge Converted Shares to the Company, re-issuing replacement notes for the BC Note and the Aldridge Notes , re-issuing a new replacement security agreement for the Security Agreement;

WHEREAS, the Company desires to borrow and BC Investor desires to lend an additional $700,000 in principal to the Company which shall be memorialized in the new replacement note, and $10,000 of the legal fees of Investor Aldridge and BC Investor shall be reimbursed by the Company and shall be memorialized in the replacement notes ($5k each), and shall also be secured by the new security agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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1. Re-issue of New Replacement Notes to BC Investor and Investor Aldridge.

Upon execution of this Agreement, the Company shall execute and deliver the following instruments to the BC Investor and Investor Aldridge:

- A Company, “First Priority Secured Convertible Promissory Note”, dated the date hereof, to BC Investor in the principal amount of $2,383,667.77, a copy of which is attached hereto as Exhibit A (the “New BC Note”);

- A Company, “First Priority Secured Convertible Promissory Note”, dated the date hereof, to Investor Aldridge in the principal amount of $545,606.96, a copy of which is attached hereto as Exhibit B, (the “New Aldridge Note”), and;

- A Company “Security Agreement”, securing the indebtedness represented by the New BC Note and the New Aldridge Note with a first priority security position in all of the Company’s assets (the “New Security Agreement”).

2. Return and Cancellation of the BC and Aldridge Converted Shares.

Upon the execution of this Agreement:

- the BC Investor shall take all necessary action to return the BC Converted Shares to the Company for cancellation, and;

- Investor Aldridge shall take all necessary action to return the Aldridge Converted Shares to the Company for cancellation.

3. Termination of Beneficial Ownership of the BC and Aldridge Converted Shares.

From and after the date of this Agreement:

- the beneficial ownership by the BC Investor over the BC Converted Shares shall be deemed terminated and all rights thereto, including the right to vote the BC Converted Shares shall cease, and;

- - the beneficial ownership by Investor Aldridge over the Aldridge Converted Shares shall be deemed terminated and all rights thereto, including the right to vote the Aldridge Converted Shares shall cease.

3. Governing law.

This Agreement shall be governed by the laws of the State of Delaware.

4. Costs and attorney’s fees.

The Parties agree to bear their own costs and attorney’s fees in connection with the negotiation of this Agreement.

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5. Successors and assigns.

This Agreement shall be binding and inure to the benefit of the Parties and their respective successors and assigns.

6. Counterparts.

This Agreement may be signed in counterparts, each of which shall be deemed an original. This Agreement may only be amended in writing, which amendment may also be signed in counterparts.

7. Further assurances.

The Parties agree to execute and deliver any additional papers, documents and other assurances, and take all acts that are reasonably necessary to carry out the intent of this Agreement.

8. Notices.

Any notices that are provided pursuant to this Agreement shall be provided via both electronic mail and writing (either facsimile or U.S. Mail) to the other party as follows:

To Company: Diego Pellicer Worldwide, Inc.

Attn: Chris Strachan, CFO

Chris@diego-pellicer.com To

BC Investor:	0851229 BC Ltd.

Attn: Douglas Froese, Director C/O US Equity Holdings
336 Bon Air Center #418
Greenbrae, California 94904

dfroese@vtlg.com

To Chester Aldridge:	Chester Aldridge
C/O US Equity Holdings
336 Bon Air Center #418
Greenbrae, California 94904
Chester@usequityholdings.com

9. Mutual contribution.

This Agreement was drafted by both of the Parties and, thus, shall not be construed against any Party because that Party initially drafted any particular provision.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

Diego Pellicer Worldwide, Inc.		0851229 BC Ltd.

By:		By:
	Ron Throgmartin		Douglas Froese
	Chief Executive Officer		Director

Chester Aldridge Individually

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Exhibit A

New BC Note

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Exhibit B

New Aldridge Note

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Exhibit C

Security Agreement

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